Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Beazer Homes USA, Inc.

Ballard Green Utility Company, LLC*

Beazer Clarksburg, LLC*

Beazer Fundamental, LLC*

Beazer Gain, LLC*

Beazer General Services, Inc.*

Beazer Homes Holdings, LLC*

Beazer Homes Indiana Holdings Corp.*

Beazer Homes Indiana LLP*

Beazer Homes Investments, LLC*

Beazer Homes Sales, Inc.*

Beazer Homes Texas Holdings, Inc.*

Beazer Homes Texas, L.P.*

Beazer Homes, LLC*

Beazer Mortgage Corporation*

Beazer Realty Corp.*

Beazer Realty Los Angeles, Inc.*

Beazer Realty Services, LLC*

BH Building Products, LP*

BH Investment Holdings, LLC*

BH Materials, LLC*

BH Procurement Services, Inc.*

Clarksburg Arora LLC*

Clarksburg Skylark, LLC*

Dove Barrington Development LLC*

Marshfield Land, LLC*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Common Stock, par value .001 per share(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Stock, par value $.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Depository Shares(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Rights(5)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Contracts and Stock Purchase Units	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Units(6)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Guarantees with respect to Debt Securities(7)	Rule 457(n)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					(2)		(1)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(1)

*	Co-Registrant
(1)

The Registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	Not specified pursuant to General Instruction II.E of Form S-3. An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.
(3)

Each share of common stock includes one preferred stock purchase right as described under “Description of Capital Stock.” No separate consideration will be received for the preferred stock purchase rights.

(4)	Each depository share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depository receipt.
(5)	Rights evidencing the right to purchase common stock, preferred stock, depository shares or debt securities.
(6)

Each unit will be issued under a unit agreement or indenture and will represent an interest of two or more securities registered hereby, including shares of common stock or preferred stock, debt securities, depositary shares, warrants, rights or purchase contracts, which may or may not be separable from one another.

(7)

No separate consideration will be received for the guarantees with respect to the debt securities. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered. See “Table of Co-Registrants” for a list of the subsidiary guarantors.